                                                                    Exhibit 32.1

                Certification  Pursuant to 18 U.S.C. Section 1350,
        as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

The undersigned, being the Chief Executive and Financial Officer of LocatePLUS Holdings Corporation (the "Issuer"), hereby certifies, that the Annual Report on Form 10-K (the "Annual Report") of the Issuer for the year ended December 31, 2008, which accompanies this certification, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C.  78m(a)) and  that the information contained in the Annual Report fairly presents, in all  material  respects, the financial condition and results of operations of the Issuer

               /s/  Geoffrey Lee
               Geoffrey Lee
               Interim President, Chief  Executive Officer, and Treasurer
               May 14, 2009